UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011 (January 23, 2011)

YINFU GOLD CORPORATION
(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		`Identification No.)

Level 19, Two International Finance Centre, 8 Finance St., Central, Hong Kong
(Address of Principal Executive Offices) (Zip Code)

852 2251 1695
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant ("YinFu Gold") has appointed Wilson Dongsheng Huang, currently Chairman of the Board of Directors of YinFu Gold, as Acting President and Charles Ying-Wai Lam as Acting CFO following the resignations of Daniel Mckinney effective February 21, 2011 as President and CEO of YinFu Gold and Mervyn Cragg as CFO of YinFu Gold on January 23, 2011. From January 2000 through November 2007 Mr. Lam was a principal in Lam & Associates, a consulting firm in Hong Kong providing accountancy, tax and business advice to a variety of private and public companies, where he also served as a director on its board of directors.   From January 2008 through January 2009 Mr. Lam was Chief Accountant for the Green Vision Group, a division of Johnson Electric Holdings Ltd., a publicly traded company on the Hong Kong exchange, and from March 2009 through February 2010 Accountant for Catalist Group Limited.  Mr. Lam began his career as an auditor for Coopers & Lybrand in 1977 and has held a variety of financial officer positions at private and public companies.  Mr. Lam received his Bachelor of Business Administration from the Chinese University of Hong Kong in 1977 and is an associate of Hong Kong Institute of Certified Public Accountants and a Fellow of CPA Australia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2011	YinFu Gold Corporation

	By:	/s/ Wilson Dongsheng Huang
Wilson Dongsheng Huang
Acting President